AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                     SEPTEMBER 29, 2010

                                        REGISTRATION NO. 333-


                        UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                    ____________________

                          FORM S-8
                REGISTRATION STATEMENT UNDER
                 THE SECURITIES ACT OF 1933
                    ____________________

                DYNASIL CORPORATION OF AMERICA
   (Exact name of registrant as specified in its charter)
                    ____________________

                 Delaware                  22-1734088
              (State or other           (I.R.S. Employer
              jurisdiction of          Identification No.)
             incorporation or
               organization)


44 Hunt Street, Watertown, Massachusetts               02472
Address of Principal Executive Offices)             (Zip Code)

      Amended and Restated Employee Stock Purchase Plan
                  (Full title of the plan)
                    ____________________

                       Craig T. Dunham
            President and Chief Executive Officer
               Dynasil Corporation of America
                       44 Hunt Street
               Watertown, Massachusetts  02472
           (Name and address of agent for service)
                       (617) 668-6901
(Telephone number, including area code, of agent for service)
                    ____________________

                          Copy to:
                  Matthew J. Gardella, Esq.
              Edwards Angell Palmer & Dodge LLP
                    111 Huntington Avenue
              Boston, Massachusetts  02199-7613
                       (617) 239-0100
                    ____________________

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ___             Accelerated filer          ___
Non-accelerated filer   ___             Smaller reporting company  XX
(Do not check if a
smaller reporting company)

               CALCULATION OF REGISTRATION FEE

Title of            Amount to   Proposed    Proposed    Amount of
securities to be        be      maximum      maximum   registration
registered          registered  offering    aggregate      fee
                      (1)(2)   price per    offering
                               share (3)    price (3)

Common Stock,         55,739     $4.58     $255,284.62    $19.00
$0.0005 par value     shares
per share

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers such indeterminate number of additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or other similar transactions.

(2) We previously registered 394,261 shares issuable under our Employee Stock Purchase Plan (Registration No.
  333-46068) (the "Original Plan"). On September 28, 2010, our Board of Directors adopted an amendment and restatement of the Original Plan. This Registration
  Statement registers an additional 55,739 shares issuable under our Amended and Restated Employee Stock Purchase
  Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The offering price per share and aggregate offering price are based upon the average of the bid and asked price of our Common Stock as reported on the OTC Bulletin Board on September 28, 2010.

       STATEMENT REGARDING INCORPORATION BY REFERENCE
            FROM EFFECTIVE REGISTRATION STATEMENT

  This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement filed on Form S-8 relating to our Employee Stock Purchase Plan (the "Original Plan") is already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the Registration Statement on Form S-8 (Registration No. 333-46068) filed with the Securities and Exchange Commission ("SEC") on September 19, 2000 and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-46068) filed with the SEC on August 21, 2008 relating to the registration of an aggregate of 394,261 shares of our Common Stock, $0.0005 par value per share, authorized for issuance under the Original Plan. On September 28, 2010, our Board of Directors adopted an amendment and restatement of the Original Plan. This Registration Statement registers an additional 55,739 shares of our Common Stock authorized for issuance under our Amended and Restated Employee Stock Purchase Plan (the "Plan"). The Plan will be submitted to our shareholders for their approval at our Annual Meeting of Shareholders to be held in 2011.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

  See Exhibit Index immediately following the signature page hereto.

                         SIGNATURES
  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on September 29, 2010.

                                DYNASIL CORPORATION OF
                                AMERICA

                                By:     /s/ Craig T. Dunham
                                    Craig T. Dunham
                                    President and Chief
                                    Executive Officer

              POWER OF ATTORNEY AND SIGNATURES
  We, the undersigned officers and directors of Dynasil Corporation of America, hereby severally constitute and appoint Craig T. Dunham and Richard A. Johnson, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Dynasil Corporation of America to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                       Date


/s/ Craig T. Dunham        Director, President and     September 29,
Craig T. Dunham            Chief Executive Officer     2010
                           (Principal Executive
                           Officer)

/s/ Richard A. Johnson     Chief Financial Officer     September 29,
Richard A. Johnson         (Principal Financial and    2010
                           Accounting Officer)

/s/ Peter Sulick           Chairman of the Board of    September 29,
Peter Sulick               Directors                   2010

/s/ James Saltzman         Vice Chairman of the        September 29,
James Saltzman             Board of Directors          2010

/s/ Cecil Ursprung         Director                    September 29,
Cecil Ursprung                                         2010

/s/ Gerald Entine          Director                    September 29,
Gerald Entine                                          2010

/s/ Michael Joyner         Director                    September 29,
Michael Joyner                                         2010

                        EXHIBIT INDEX

Exhibit   Exhibit
Number


  4.1 Articles of Incorporation of the Company (previously filed as Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Shareholders
          (File No. 0-27503) filed on January 4, 2008 and incorporated herein by reference).

  4.2 By-laws of the Company (previously filed as Exhibit B to the Company's Definitive Proxy Statement on
          Schedule 14A for the 2008 Annual Meeting of
          Shareholders (File No. 0-27503) filed on January 4,
          2008 and incorporated herein by reference).

  5.1 Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder (filed herewith).

  23.1 Consent of Haefele, Flanagan & Co., p.c., an independent registered public accounting firm
          (filed herewith).

  23.2 Consent of Edwards Angell Palmer & Dodge LLP (included in its opinion filed as Exhibit 5.1).

  24.1 Power of Attorney (included in the signature page hereto).